EXHIBIT 99.1

     TECHTEAM GLOBAL PROPOSES BOARD SLATE WITH FIVE NEW DIRECTORS TO INCLUDE
                            TWO COSTA BRAVA DESIGNEES

    SOUTHFIELD, Mich., March 13 /PRNewswire-FirstCall/ -- The Board of Directors of TechTeam Global, Inc. (Nasdaq: TEAM) said today that it has sent a letter to Costa Brava Partnership III, LP inviting Mr. Seth W. Hamot to designate two nominees to join management's slate of directors for the company's May 2006 annual meeting. TechTeam management also intends to nominate three new directors, including Chief Executive Officer William C. Brown and two new highly qualified independent nominees, thus bringing the potential of five new members to the seven-member Board.

    The text of the Board's letter to Mr. Hamot follows:

    Via Facsimile & U.S. Mail
    Mr. Seth W. Hamot
    Costa Brava Partnership III, LP
    420 Boylston Street
    Boston, MA  02116

    Dear Mr. Hamot:

    At the direction of the Board of Directors of TechTeam Global, Inc., I have been asked, as Chief Executive Officer of the company, to invite two of your designees to join management's slate of directors to stand for election at the next annual meeting of shareholders in May 2006. In addition to myself, the Board will add two new, highly qualified nominees to its slate, both of whom will be independent. With your two designees, the Board will have five new members out of seven that we believe can help this company move forward and execute on a unified strategy.

    We share with you the same objective of maximizing shareholder value and believe that your two designees will add a positive and constructive voice that will help TechTeam move in that direction. You have voiced your concerns and exercised your rights as any shareholder should, and we have heard you and now invite you to participate in a unified slate.

    With the annual meeting of shareholders quickly approaching, we must solidify our slate promptly. If you choose not to accept this invitation to be part of this new Board of Directors, please notify us by Tuesday, March 14, 2006. Should you decline this offer, we will make our formal announcement of this year's slate of directors which will include the three new members.

    Again, I hope your two designees will join us as I look forward to working with them in the Boardroom toward the goal of maximizing the value of the Company for all TechTeam shareholders.

                                            Sincerely,

                                            William C. Brown
                                            ------------------------------------
                                            President & Chief Executive Officer
                                            TechTeam Global, Inc.

                              IMPORTANT INFORMATION

    TechTeam Global, Inc. plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that TechTeam files with the SEC at the SEC's Web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from TechTeam by directing a request to TechTeam Global Inc., Attn: Mr. Michael A. Sosin, 27335 West 11 Mile Road, Southfield, Michigan 48034; telephone (248) 357-2866.

                   CERTAIN INFORMATION REGARDING PARTICIPANTS

    TechTeam, its directors and named executive officers may be deemed to be participants in the solicitation of TechTeam's security holders in connection with its 2006 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in TechTeam's Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 4, 2005, each of which is filed with the SEC.

    To the extent holdings of TechTeam securities have changed since the amounts printed in the proxy statement, dated April 4, 2005, such changes have been reflected on Statements of Changes in Beneficial Ownership on Form 4 and Initial Statements of Beneficial Ownership on Form 3 filed with the SEC.

    TechTeam Global, Inc. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 800-522-4451.

SOURCE  TechTeam Global, Inc.
    -0-                             03/13/2006
    /CONTACT: William C. Brown, President and Chief Executive Officer, +1-248-357-2866, wcbrown@techteam.com, or David W. Morgan, Vice President, Chief Financial Officer, and Treasurer, +1-248-357-2866, dmorgan@techteam.com, both of TechTeam Global, Inc. /
    /Web site:  http://www.techteam.com /
    (TEAM)